                      INVESTMENT MANAGEMENT AGREEMENT

          This INVESTMENT MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), dated as of the 15th day of September, 1998, is made by and among 212 CERTIFICATE COMPANY, a Delaware corporation (the "ISSUER"), INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation (the "PORTFOLIO MANAGER"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Funding Agent (in such capacity, the "FUNDING AGENT") for the benefit of the Certificateholders.

          WHEREAS,

          A. Pursuant to the Face-Amount Certificate Agreement, the Purchaser, acting through the Funding Agent, has acquired the Face-Amount Certificate for the benefit of the Certificateholders.

          B. The proceeds of the sale of the Face-Amount Certificate will be deposited by the Funding Agent, at the direction of the issuer, into the Custodial Account in order to maintain such proceeds as security for the Face-Amount Certificate by investing in a pool of fixed-income securities which will be actively managed pursuant to the Investment Guidelines.

          C. The Issuer desires to appoint the Portfolio Manager to manage the Portfolio, and has directed the Custodian to respond to the investment instructions of the Portfolio Manager.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Portfolio Manager and the Funding Agent do hereby agree as follows:

          1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in Annex X to that certain Face-Amount Certificate Agreement, dated as of September 15, 1998 (the "FACE-AMOUNT CERTIFICATE AGREEMENT", by and between the Issuer, the Funding Agent and Park Avenue Receivables Corporation, as the same may from time to time be amended, supplemented or otherwise modified and in effect, which Annex X is hereby incorporated by reference herein.

          2.   APPOINTMENT AND AUTHORITY OF THE PORTFOLIO MANAGER.

          (a) APPOINTMENT. The issuer hereby appoints the Portfolio Manager, the Funding Agent hereby acknowledges and consents to such appointment, and the Portfolio Manager hereby accepts its appointment, as the exclusive investment manager with respect to the Portfolio. The Portfolio Manager shall at all times manage the Portfolio in accordance with the Investment Guidelines. Except as provided in Section 4 hereof, the Issuer represents and warrants that it has appointed no other investment advisor or manager with respect to the Portfolio. The Issuer agrees to provide (or to direct the Custodian to provide) the Portfolio Manager with such additional information as may be requested by the Portfolio Manager from time to time to assist it in managing the Portfolio. The Portfolio Manager's appointment under this Agreement shall remain in effect until changed or terminated by the Issuer and/or the Funding Agent as provided herein.

          (b) ACQUISITION OF SECURITIES. Except as otherwise provided herein, the Portfolio Manager is authorized, on behalf of the Issuer, to subscribe for and purchase Securities of issuers offered to the Issuer from time to time. The Issuer represents and warrants to the Portfolio Manager that at the same time of any such purchase it will be an "accredited investor" as such term is defined in Regulation D under the Securities Act and a "qualified institutional buyer" as that term is defined in Rule 144A and that the Issuer shall promptly inform the Portfolio Manager and the Funding Agent in writing should its status as such change in the future. In connection with any purchase of Securities eligible for purchase hereunder and deemed acceptable by the Portfolio Manager in accordance with the terms hereof, the Issuer authorizes the Portfolio Manager to:

          (i) commit to purchase such Securities for the account of the Issuer on the terms and conditions under which Securities are offered and are deemed acceptable to the Portfolio Manager in accordance with the terms hereof; and

          (ii) on behalf of the Issuer, execute such agreements, instruments and documents, and make such commitments, as may be required by the issuer and/or the seller of such securities, including, but not limited to, a representations that the Issuer is an "accredited investor" and/or a "qualified institutional buyer", and a commitment that such securities will not be offered or sold by the Issuer except in compliance with the registration requirements of the Securities Act or an exemption therefrom, if so required in connection with the acquisition thereof.

The Issuer understands and agrees to be bound by the terms of any commitment entered into in connection with the purchase of securities on behalf of the Issuer pursuant to the authority granted to the Portfolio Manager by this Agreement, notwithstanding a subsequent termination of this Agreement as provided herein. Notwithstanding the foregoing, the Portfolio Manager shall not under any circumstances make any commitment on behalf of the Issuer to acquire or make payment under any Security in excess of the Issuer's ability to pay such committed amounts from time to time.

          (c) GENERAL DUTIES. In addition, and not in limitation of, any other obligations of the Portfolio Manager, the duties and responsibilities of the Portfolio Manager shall include the following:

          (i) monitoring and enforcing on behalf of the Issuer compliance with the terms of the Issuer's Securities by the Obligors thereunder, and monitoring compliance with the terms of the Swap Agreement by the Swap Provider thereunder;

          (ii) recording, accounting for and enforcing payments of amounts distributable or payable to the Issuer in connection with each of the Swap Agreement and any Security or Short-Term Investment acquired or held on behalf and for the account of the Issuer, and arranging for payments on the Swap Agreement from the Swap Provider and on Securities to be collected from the Obligors in respect thereof on behalf of and for the account of the Issuer in accordance with the terms of the Transaction Documents;

          (iii) on the request of the Issuer, arranging for the sale or other divestment of any Security in accordance with this Agreement and the other Transaction Documents or for the termination, cancellation, offsetting or assignment of the Swap Agreement;

          (iv) holding, maintaining and preserving records with respect to acquisitions of, or investments in, sales or divestitures of, and distributions and payments in connection with, Securities and Short-Term Investments and with respect to the Swap Agreement; and

          (v) taking such other steps as may be necessary or appropriate to enable the Issuer to perform its duties or exercise its rights under or in connection with any Security, any Short-Term Investments or the Swap Agreement.

          (d) CALCULATIONS: NOTICE. The Portfolio Manager shall make all calculations and determinations (which calculations and determinations shall be conclusive and binding absent manifest error) and give all notices or other information required of it or the Issuer under any Transaction Document to which it and/or the Issuer is a party.

          (e) BOOKS: RECORDS. The Portfolio Manager shall maintain proper books of account and complete records of all transactions undertaken or performed by it and shall render statements or copies thereof to the Issuer, prepare the tax returns of the Issuer and shall cooperate in all audits of the Issuer (including any audits required by the Funding Agent or the Certificateholders under the Face-Amount Certificate Agreement).

          (f) CASE MANAGEMENT; The Portfolio Manager shall direct any acquisition and sale of Securities and Short-Term Investments under the custodial Agreement such that the Issuer has, or is likely to have, available funds to pay any costs, fees, expenses, taxes and other amounts due under the Transaction Documents when due.

          (g) DIRECTION BY THE ISSUER: CONFORMITY WITH LAW AND COVENANTS. Notwithstanding anything herein to the contrary, the Portfolio Manager shall perform its duties hereunder subject to the direction of the Issuer and in a manner consistent with the Issuer's Certificate of Incorporation and Bylaws, with any applicable resolutions of the board of directors of the Issuer in effect from time to time and in accordance with the terms of the Transaction Documents, with respect to which, in each case, the Portfolio Manager has received a copy. The Portfolio Manager will not, in performing its obligations hereunder, (a) take any action that would cause the Issuer to be in violation of (i) any law, rule or regulations applicable to it (ii) any provision of the Certificate of Incorporation or Bylaws of the Issuer or
(iii) any provision of any of the Transaction Documents, (b) take any action that would cause the Issuer to become subject to registration as an "investment company" under the Investment Company Act, (c) cause the Issuer to violate any of the Transaction Documents, or (d) cause the issuer to incur any obligation or to become bound by any agreement which, in the reasonable judgment of the Portfolio Manager, the Issuer would not reasonably be able to satisfy or perform.

          (h) ATTORNEY-IN-FACT; LIMITATIONS ON AUTHORITY OF THE PORTFOLIO MANAGER AS ATTORNEY-IN FACT; AUTHORITY WITH RESPECT TO BANK ACCOUNTS; NATURE OF SERVICES. (i) Subject to clause (ii) of this clause (h), the Issuer hereby irrevocably appoints the Portfolio Manager as the Issuer's attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time in the Portfolio Manager's discretion, but subject to the direction of the Issuer, to take such actions on behalf of the Issuer as may be necessary or advisable for purposes of the administration and management of the operations of the Issuer, and the right to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due in connection therewith and to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which may be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of any of such documents, instruments and agreements.

          (ii) Anything in clause (i) of this clause (h) or elsewhere in this Agreement to the contrary notwithstanding, the Portfolio Manager is not hereby authorized to execute on behalf of or as attorney-in-fact for the Issuer any Transaction Document, or any amendment, modification or waiver to or under any Transaction Document.

          (iii) The Issuer authorizes the Portfolio Manager to transfer and deposit funds of the Issuer to and in such bank accounts including, without limitation, the Custodial Account, as may be established in the name of the Issuer.

          3. CUSTODY. All transactions with respect to assets in the Portfolio shall be carried out through the Custodian or such other custodian(s) as the Issuer and the Funding Agent, for the benefit of the Certificateholders, shall jointly appoint and inform the Portfolio Manager of in writing. The Issuer shall be solely responsible for paying all fees or charges of the Custodian and the Portfolio Manager, and neither the Funding Agent nor any Certificateholder shall have any responsibilities or liabilities with respect to custody arrangements made by the Issuer, or with respect to any act, decision or other conduct of any custodian or of any other person or entity having possession of the Issuer's funds or other assets. The Issuer authorizes the

Portfolio Manager to give the Custodian instructions (and directs the Custodian to follow any such instructions when given) for the purchase, sale, conversion, redemption, exchange, retention or other transactions relating to any security, cash or cash equivalent or other investment for the Portfolio. The Issuer also authorizes the Portfolio Manager to instruct the Custodian (and directs the Custodian to follow any such instructions when given) to provide the Portfolio Manager with copies of all periodic statements and other reports relating to the Portfolio, including, without limitation, any reports that the Custodian typically sends to the Issuer (with copies to the Funding Agent).

          4.  DELEGATION; APPOINTMENT OF ARM CAPITAL; CONFLICTS OF INTEREST.
(a) The Portfolio Manager shall be permitted to perform its services hereunder through any of its officers, ARM Capital or through any other agents selected by it; PROVIDED that any such other agents shall be approved in writing by the Funding Agent, for the benefit of the Certificateholders, from time to time. The Funding Agent, for the benefit of the Certificateholders, hereby consents to the appointment of ARM Capital as exclusive investment sub-Portfolio Manager to the Portfolio pursuant to the terms of that certain Investment Services Agreement between the Portfolio Manager and ARM Capital dated as of April 24, 1998, a copy of which is attached hereto as Exhibit B. Notwithstanding any such delegation of its obligations hereunder by the Portfolio Manager, the Portfolio Manager's rights and obligations under this Agreement shall remain unchanged, and the Portfolio Manager shall remain solely responsible for the performance of its obligations hereunder. The services of the Portfolio Manager to the Issuer under this Agreement are not to be deemed exclusive, and the Portfolio Manager shall be free to render similar services to others.

          (b) The Portfolio Manager shall not direct the Custodian to acquire a security to be included in the Portfolio from the Portfolio Manager or any of its affiliates as principal or to sell an obligation to the Portfolio Manager or any of its affiliates as principal.

          5.  PRIORITY OF PAYMENTS

          (a) DAILY ALLOCATION OF CASHFLOW. On each Business Day, the Portfolio Manager shall apply, or instruct the Custodian in writing to apply, Cashflow received on the immediately preceding Business Day in the following order of priority:

               (1) FIRST, to the extent that any amounts payable under clauses (1) through (4) and (9) of clause (b) below remain unpaid or to the extent that any swap payments (other than payments due and owing under the Swap Agreement) are due and owing by the Issuer with respect to any Settlement Date prior to such Business Day, such Cashflow shall be paid to the persons or entities entitled thereto in the order of priority set forth in clauses (1) through (4) and (9) of clause (b) below or to any swap counterparties (other than Integrity Life); and

               (2) SECOND, all remaining Cashflow shall be retained in the Custodial Account and, at the election of the Portfolio Manager, be applied to the purchase of Eligible Securities or Short-Term Investments to the extent permitted by and in accordance with the terms of this Agreement, the Face-Amount Certificate Agreement and the other Transaction Documents, unless such Business Day is a Settlement Date, in which case such Cashflow shall be applied in accordance with clause (b) below; PROVIDED, HOWEVER, that if such Business Day occurs after the occurrence of (i) an Amortization Event or (ii) the 270th day following the commencement of the Amortization Period, then upon the written request of the Funding Agent, all remaining Cashflow shall be applied as if such Business Day is a Settlement date in accordance with the terms of clause (b) below.

          (b) ALLOCATION OF PAYMENTS ON SETTLEMENT DATES. On each Settlement Date after application of Cashflow pursuant to clause (a) above, the Portfolio Manager shall apply, or instruct the Custodian in writing to apply, all free cash balances or other available cash in the Custodial Account in the following order of priority:

               (1) to the Issuer, for application by the Issuer against the payment of accrued and unpaid franchise taxes payable by the Issuer;

               (2) If Integrity Capital, the Parent or an affiliate thereof is no longer the Portfolio Manager hereunder, to the Portfolio Manager in payment of the accrued and unpaid Portfolio Manager Fee due on such Settlement Date or any prior Settlement Date;

               (3) to the Custodian, for the payment of accrued and unpaid fees and expenses payable under the Custodial Agreement;

               (4) to the Funding Agent, for distribution to or for the account of the Certificateholders for the payment of the accrued and unpaid Certificate Yield due on such Settlement date or any prior Settlement Date;

               (5) if such Settlement Date shall occur during the Amortization Period or following the Funding Agent's receipt of a Partial Amortization Notice, to the Funding Agent, for distribution to or for the account of the Certificateholders for the repayment of the Invested Amount with respect to the Face-Amount Certificate until, in the case of the Amortization Period the invested Amount is repaid in full, and in the case of such period following the receipt of a Partial Amortization Notice, the Invested Amount is reduced by the amount indicated on the applicable Partial Amortization Notice;

               (6) to the Funding Agent, for distribution to or for the account of the Certificateholders with respect to the payment of any other accrued and unpaid fees, expenses, indemnities, reimbursements and other amounts (other than principal) not paid pursuant to clause
          (4) above and payable to any Certificateholder under the Face-Amount Certificate Agreement or the Face-Amount Certificate;

               (7) to the payment of any other accrued and unpaid out-of-pocket operating expenses of the Issuer (including, but not limited to, a management fee equal to the product of (i) 0.075% per annum times (ii) the average daily outstanding Invested Amount during the most recently ended Settlement Period);

               (8) to the Portfolio Manager in payment of accrued and unpaid Portfolio Manager Fee due on such Settlement Date or any prior Settlement Date, but only to the extent not paid in full after application of all available cash in the Custodial Account on such Settlement Date as specified above in this clause (b) (and on each previous Settlement Date);

                  (9) if no Swap Event has occurred and is continuing, on a PRO RATA basis, to the Swap Provider, in payment of accrued and unpaid amounts owing by the Issuer under the Swap Agreement; and

                  (10) if on such Settlement Date, the Surplus Amount following the application of funds as provided herein is greater than zero, then at the election of the Issuer, an amount not greater than the the Surplus Amount may be withdrawn from the Custodial Account (to the extent of immediately available funds in cash) and deposited in such account as the Issuer may direct and any remaining available cash in the Custodial Account following such withdrawal shall be retained therein.

          6. REPRESENTATIONS AND WARRANTIES OF THE PORTFOLIO MANAGER. The Portfolio Manager hereby represents and warrants that:

          (a) ORGANIZATION AND GOOD STANDING. The Portfolio Manager is a corporation duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Agreement and the other Transaction Documents to which it is a party, and to execute, deliver and perform its obligations under this Agreement and such other Transaction Documents.

          (b) DUE QUALIFICATION. The Portfolio Manager is duly qualified to do business and is in good standing as a foreign corporation or enterprise (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the investment, management and servicing of the Securities in accordance with the terms of this Agreement and the other Transaction Documents requires such qualification.

          (c) DUE AUTHORIZATION. The Portfolio Manager's execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the other agreements and instruments executed by the Portfolio Manager as contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Portfolio Manager.

          (d) ENFORCEABILITY. This Agreement and each other Transaction Document to which the Portfolio Manager is a party constitutes a legal, valid and binding obligation of the Portfolio Manager enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) NO CONFLICT. The Portfolio Manager's execution and delivery of this Agreement and the other Transaction Documents to which it is a party, and performance of its obligations hereunder and thereunder do not (i) conflict with or violate in any material respect any law, rule or regulation applicable to the Portfolio Manager, or (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Portfolio Manager is a party or by which it or its properties are bound in any manner which, in either case, would have a material adverse effect on the Portfolio Manager's financial condition or operations or the Pledged Collateral or the Portfolio Manager's ability to perform its obligations hereunder or under any other Transaction Document.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Portfolio Manager, threatened against it before any governmental agency (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement or any other Transaction Document, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that is likely to have a material and adverse effect on the performance by the Portfolio Manager of its obligations under this Agreement or any other Transaction Document to which it is a party.

          (g) CONSENTS. No authorization, consent, license, order or approval of or registration or declaration with any governmental agency or other person or entity is required to be obtained, effected or given by the Portfolio Manager in connection with the execution and delivery of this Agreement by such Portfolio Manager or the performance of its obligations hereunder or any other Transaction Document to which it is a party.

          (h) AMORTIZATION EVENT. To the best of its knowledge, no Amortization Event has occurred or is continuing.

          (i) YEAR 2000 COMPLIANCE. The Portfolio Manager has reviewed and assessed all computer applications which are material to the Portfolio Manager's, and its affiliates performing any of its duties hereunder, businesses with respect to the ability of such applications to correctly recognize references to, and abbreviations of, the year 2000 and after (including, without limitation, references to "00" as the year 2000 and not the year 1900). The Portfolio Manager reasonably believes, as a result of such reviews, assessments and inquiries, that to the extent one or more of such computer applications of the Portfolio Manager or its affiliates performing any of its duties hereunder is unable to correctly recognize such references to, or abbreviations of, the year 2000 and after, that such deficiencies would not materially and adversely affect its ability to perform its obligations hereunder or under any other Transaction Document.

          (j) INVESTMENT ADVISERS ACT; ERISA. The Portfolio Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended and, to the extent necessary to comply with the terms of the United States Department of Labor Prohibited Transaction Exemption 84-14 relating to transactions negotiated by qualified professional asset managers on behalf of employee benefit plans subject to Title I of ERISA, or Section 4975 of the Code, the Portfolio Manager is a fiduciary with respect to each such plan solely with respect to those assets of the Issuer that are treated as assets of such plan for purposes of Title I of ERISA or Section 4975 of the Code.

          The representations and warranties set forth in this Section 6(i) shall survive the issuance of the Face-Amount Certificate (ii) any liability of the Portfolio Manager in respect of such representations and warranties as and when made shall cease and be of no effect only upon repayment in full of the Face-Amount Certificate and all the other obligations of the Issuer under the Face-Amount Certificate Agreement and the other Transaction Documents and
(iii) shall be deemed to be reaffirmed on each Business Day on which (A) Securities are purchased or sold by the Issuer and (B) the Issuer receives funds from the Certificateholders pursuant to the Face-Amount Certificate. Upon a discovery by the Issuer, the Portfolio Manager or the Funding Agent, for the benefit of the Certificateholders, of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

          7. COVENANTS OF THE PORTFOLIO MANAGER. The Portfolio Manager hereby covenants that, until the Termination Date:

          (a) PRESERVATION OF EXISTENCE. The Portfolio Manager will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign enterprise in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the collectibility of the Securities or (ii) the ability of the Portfolio Manager to perform its obligations hereunder.

          (b) COLLECTIONS; CUSTODIAL ACCOUNT. On each Business Day that the Portfolio Manager receives any collections, payments or other amounts required pursuant to the terms of any Transaction Document to be deposited in the Custodial Account, the Portfolio Manager agrees to hold all such collections, payments and other amounts in trust and to deposit such collections, payments and other amounts, in kind and in the form received, to the Custodial Account as soon as practicable, but in no event later than the next succeeding Business Day.

          (c) REQUIREMENTS OF LAW. The Portfolio Manager will maintain in effect all licenses, qualifications and franchises required under law or regulation in order to direct the investment in, manage and service each Security and will comply in all material respects with all other laws or regulations in connection with investing in, managing and servicing each Security, in each case except where the failure to perform such obligations or maintain such qualifications would not be likely to have a material and adverse effect on (i) the collectibility of any Security or (ii) the ability of the Portfolio Manager to perform its obligations hereunder or under any other Transaction Document.

          (d) DEFAULTED SECURITIES. Upon the Portfolio Manager becoming aware that any Security is no longer an Eligible Security hereunder, the Portfolio Manager shall within 30 days of such date, sell, assign or otherwise transfer the Issuer's interest in such Security in accordance with its customary procedures for the sale of such Securities.

          (e) PROTECTION OF FUNDING AGENT'S RIGHTS. The Portfolio Manager will take no action pursuant hereto which would materially impair the rights of the Issuer or the Funding Agent, for the benefit of the Certificateholders, in any Security or other Pledged Collateral. The Portfolio Manager shall, on behalf of the Issuer prosecute and/or defend all claims, suits and causes of actions which arise for or against the Issuer in connection with its (or the Portfolio Manager's) performance of its obligations under this Agreement.

          (f) REPORTING REQUIREMENTS. The Portfolio Manager will furnish, or will cause to have furnished, to the Issuer and the Funding Agent:

                    (i) within one (1) Business Day after its knowledge (or after it reasonably should have known) of the occurrence of any Amortization Event, notification of such occurrence;

                    (ii) as promptly as possible, but in no event later than the fifth(5th) Business Day after its receipt thereof, copies of any documents relating to any litigation, claim, counterclaim or proceeding commenced against the Issuer, the Portfolio Manager or the Swap Provider which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of each of the Issuer, the Portfolio Manager or the Swap Provider to perform its respective obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, or (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral;

                    (iii) as soon as practicable and in any event within 60 days after the end of each first three fiscal quarters of each fiscal year of the Issuer, a balance sheet of the Issuer as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by an officer of the Portfolio Manager and prepared in accordance with generally accepted accounting principles;

                    (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Issuer and the Parent, the audited financial statements of the Parent which include the Parent's consolidated subsidiaries (including, without limitation, the Issuer, prepared in accordance with generally accepted accounting principles by certified public accountants of national standing reasonably satisfactory to the Funding Agent;

                    (v) on the third Business Day of each calendar week, a "Weekly Report" with respect to the Portfolio as of the last Business Day of the preceding calendar week substantially in the form attached hereto as Exhibit C, which report shall include a calculation of the Shortfall Amount, if any, as of such date;

                    (vi) not less than two (2) Business Days prior to each Settlement Date, a "Settlement Report" with respect to the Portfolio for the most recently ended calendar month substantially in the form attached hereto as Exhibit D, which report shall include a calculation of the Shortfall Amount, if any, as of the last Business Day of such calendar month;

                    (vii) on each Settlement Date, (A) a "Monthly Compliance Report" with respect to the Portfolio for the most recently ended calendar month substantially in the form attached hereto as Exhibit E, which report shall demonstrate the Issuer's and the Portfolio Manager's compliance with the Investment Guidelines and certain other restrictions set forth herein, as of the last Business Day of such calendar month;

                    (viii) within three (3) Business Days after the placement
                 on watchlist for a downgrade, or within one (1) Business Day following the withdrawal or reduction of the ratings of any claims paying ability or debt obligations of any of the Parent or any of its affiliates, notice of such placement on the watchlist, withdrawal or reduction;

                    (ix) on each Business Day following the occurrence of an Amortization Event specified in clause (xi) of the definition thereof, a report certifying as to the Fair Market Value of all Securities and Short-Term Investments owned by the Issuer as of the close of business on the immediately preceding Business Day; and

                    (x) promptly, from time to time, such other information, documents, records or reports respecting the Pledged Collateral or the condition or operations, financial or otherwise, of the issuer or the

                 Portfolio Manager and its affiliates performing services hereunder as the Funding Agent, for the benefit of the Certificateholders, may reasonably request.

     Without limiting the obligations of the Portfolio Manager and the Issuer under clause (j) below, the Portfolio Manager shall provide to the Funding Agent access to the documentation in its possession or under its control regarding the Securities and other Pledged Collateral serviced by it under or pursuant to this Agreement.

          (g) COMPLIANCE WITH INVESTMENT GUIDELINES. The Portfolio Manager will comply with and perform its obligations in all material respects with respect to the Investment Guidelines in accordance with terms thereof,

          (h) ACQUISITION OF SECURITIES. The Portfolio Manager shall not arrange for the Issuer to acquire any Security, and the Issuer shall not enter into, or become bound to acquire any Security (i) during the Amortization Period or (ii) if such Security does not constitute an Eligible Security or a Short-Term Investment.

          (i) OTHER AGREEMENTS. the Portfolio Manager (acting on the Issuer's behalf) will, subject to compliance with all applicable laws and regulations and the terms of this Agreement and the other Transaction Documents, enforce the Issuer's rights under each Security in accordance with its respective terms, and make to any Obligor such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder.

          (j) DELIVERY OF PLEDGED COLLATERAL. The Portfolio Manager shall instruct the appropriate persons or entities to deliver each physical instrument, chattel paper or certificated security evidencing any Pledged Collateral (other than the Swap Agreement which, pursuant to the Pledge Agreement, have been delivered, or will be delivered, to the Funding Agent) to the Custodian immediately upon the acquisition of the related Security, but in no case later than five (5) Business Days after the receipt thereof.

          (k) PAYMENT INSTRUCTIONS. The Portfolio Manager (on behalf of the Issuer) will instruct (or cause to be instructed) all Obligors and the Swap Provider to make all payments with respect to the Pledged Collateral directly to the Custodial Account.

     (l) REPORTING. Each Weekly Report and Monthly Compliance Report, and each other report or certification, delivered by the Portfolio Manager pursuant to this Agreement shall be true and correct in all material respects as of the date of such report or certificate.

     (m) MARKING OF RECORDS. The Portfolio Manager shall either indicate in its computer records or otherwise segregate the records related to any Securities, Short-Term Investments or other Pledged Collateral in its possession and mark the files containing the same with a legend substantially to the effect that a security interest in the Securities and other Pledged Collateral has been granted to the Funding Agent for the benefit of the Certificateholders pursuant to the Pledge Agreement.

     8. EXECUTION OF TRANSACTIONS. The Portfolio Manager shall arrange for the execution of securities transactions for Issuer through brokers or dealers that the Portfolio Manager reasonably believes will provide the best execution. In selecting a broker or dealer, the Portfolio Manager may consider, among other things, the broker or dealer's execution capabilities, financial circumstances, reputation, access to the market for the securities being traded, as well as the experience and skill of the firm's securities traders. The Portfolio Manager will make all commercially reasonable efforts to secure the best available price and execution for the Issuer. The Portfolio Manager shall not be responsible for any acts or omissions by any broker(s) or dealer(s) selected by the Portfolio Manager; PROVIDED that the Portfolio Manager is not negligent in the selection of such broker(s) or dealer(s). Transactions for each of the Portfolio Manager's other accounts will be effected independently of those related to the Portfolio, unless the Portfolio Manager decides to purchase or sell the same securities for several persons or entities at approximately the same time. Nonetheless, the Portfolio Manager may (but is not obligated to) combine such orders to take advantage of economies of scale and/or to provide better execution. The Issuer authorizes the Portfolio Manager to instruct all brokers and/or dealers executing orders for the Issuer's account to forward duplicate confirmations of those transactions to the Portfolio Manager and the Custodian at such place and in such manner as may be designated from time to time by the Portfolio Manager or the Custodian (and directs any such brokers and/or dealers to follow such instructions when given), and the Issuer shall provide to the Portfolio Manager such evidence as the Portfolio Manager may require to confirm its authority to act on behalf of the Issuer with respect to investment or reinvestment of the Portfolio. Copies of any such confirmations shall be forwarded by the Portfolio Manager to the Custodian promptly after receipt thereof.

     9. ALLOCATION OF INVESTMENT OPPORTUNITIES. The Issuer understands and agrees that the Portfolio Manager performs investment management services for various persons and entities and may take action with respect to any of such persons or entities which may differ from any actions taken (or from the timing of nature of actions taken) with respect to, or on behalf of, the Issuer. The Portfolio Manager shall not be obligated to purchase or sell for the Issuer securities which the Portfolio Manager may purchase or sell for itself or for the portfolios of other persons and entities if the Portfolio Manager, in its sole discretion, deems that such investment or transaction appears unsuitable, impractical, improper, ill-advised, or undesirable for the Issuer.

     10. INVESTMENT INFORMATION. The Portfolio Manager and any Affiliated Person may from time to time come into possession of material, non-public or other confidential information that, if disclosed, might affect an investor's decision to buy, sell or hold a Security. Under applicable law, the Affiliated Persons cannot improperly disclose or use this information for their personal benefit or for the benefit of any person or entity, including the Portfolio Manager's other customers. If any Affiliated Person obtains non-public or other confidential material information about any issuer, the Issuer and the Funding Agent acknowledges and agrees that such Affiliated Person will have no obligation to disclose the information to the Issuer or the Funding Agent or use it for the Issuer or the Funding Agent's benefit.

     11. LIABILITY AND INDEMNIFICATION. (a) The Portfolio Manager cannot and does not guarantee the future performance of the Portfolio, the success of any investment decision or strategy that the Portfolio Manager may utilize with respect to the Portfolio, or the success of the Portfolio Manager's overall management of the Portfolio. The Issuer understands that the investment decisions made by the Portfolio Manager with respect to the Portfolio are potentially subject to various market, currency, economic, political and business risks, and that such investment decisions may not always be profitable. Except as may otherwise be provided by law, none of the Affiliated Persons shall be liable to the Issuer or any other party in connection with, or for: (i) any loss that the Issuer may suffer by reason of any investment decision made or other action taken or omitted in good faith by the Portfolio Manager with that degree of care, skill, prudence, and diligence under the circumstances that a prudent person acting in a similar capacity would use; (ii) any loss arising from the Portfolio Manager's adherence to the Issuer's (or, if applicable, the Funding Agent's) instructions; or (iii) any act or failure to act by the Custodian, any broker(s) or dealers(s) engaging in transactions for the Issuer or any other third party (other than its delegees appointed in accordance with the terms of Section 4). The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Issuer may have under those laws.

     (b) Notwithstanding anything to the contrary set forth in clause (a) above, the Portfolio Manager shall indemnify and hold harmless each Indemnified Party and the Issuer from and against Indemnified Amounts arising out of or resulting from (i) any breach by the Portfolio Manager of its representations and warranties made in this Agreement, or otherwise made by an officer of the Portfolio Manager pursuant to the terms hereof or thereof;
(ii) the failure by the Portfolio Manager to perform any of the duties specifically undertaken by it under this Agreement; (iii) any lender liability claim, suit or action or other similar claim or action arising out of or resulting from any action or omission by the Portfolio Manager with respect to the Securities or the other Pledged Collateral, (iv) any equitable subordination claim, suit or action or other similar claim or action arising out of or resulting from any action or omission by the Portfolio Manager, (v) any failure by the Portfolio Manager to deliver, or cause the Issuer to deliver, in accordance with the Pledge Agreement, any instrument, chattel paper or certificated security evidencing any Pledged Collateral owned by the Issuer within five (5) Business Days following the acquisition thereof, (vi) the failure to cause the Issuer to be registered as a "broker" or a "dealer", if required, within the meaning of the Exchange Act, or (vii) the Portfolio Manager's gross negligence or willful misconduct, EXCLUDING, HOWEVER, in each case, (1) Indemnified Amounts to the extent arising out of or resulting from the willful misconduct or gross negligence by such Indemnified Party or the Issuer of any of his, her or its obligations and duties or (2) recourse for uncollectible securities (unless such Securities are uncollectible as a result of any breach, failure or claim described in clause (i), (ii), (iii),
(iv), (v), or (vi) above) or, (3) indemnification of the Issuer or Indemnified Party for lost profits or for consequential, special or punitive damages or (4) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or the Issuer or any withholding taxes. The agreements contained in this Section 11(b) shall survive the Termination Date and the payment of all amounts due under any Transaction Document.

          12. TERMINATION OR ASSIGNMENT. This Agreement shall be effective as of the date that the Issuer transfers immediately available funds into the Custodial Account for management hereunder. It shall remain in full force and effect until such time that the Issuer's obligations under the Face-Amount Certificate have been paid in full and control over any remaining Securities in the Portfolio has been transferred to the Issuer, or any successor thereto. No assignment (as such term is defined in the Investment Company Act) of this Agreement shall be made by the Portfolio Manager without the prior written consent of the other parties to this Agreement or as otherwise provided in Section 13 below.

          13.  ASSIGNMENT; RESIGNATION AND REMOVAL OF PORTFOLIO MANAGER.

          (a) RESIGNATION OF PORTFOLIO MANAGER. The Portfolio Manager may at any time resign from the obligations and duties imposed on it hereunder upon not less than 180 days' written notice to the Funding Agent, the Custodian and the Issuer. No such resignation shall become effective until the Funding Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the resigning Portfolio Manager in accordance with this Section 13.

          (b) REMOVAL OF PORTFOLIO MANAGER. The Portfolio Manager may be removed by the Funding Agent, for the benefit of the Certificateholders, upon the occurrence of (i) a Liquidation Event or (ii) the first anniversary of the commencement of the Amortization Period. Any notice delivered pursuant to the preceding sentence is referred to as a "REMOVAL NOTICE". No such removal shall become effective until the Funding Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the resigning Portfolio Manager in accordance with this Section 13.

          (c) SUCCESSOR PORTFOLIO MANAGER. On and after the receipt by the Portfolio Manager of a Removal Notice pursuant to clause (b) above or upon a resignation by the Portfolio Manager pursuant to clause (a) above, the Portfolio Manager shall continue to perform all advisory, servicing and administrative functions applicable to the Portfolio Manager under this Agreement and be entitled to receipt of all compensation payable to the Portfolio Manager until (i) in the case of the receipt of a Removal Notice, the date specified in such Removal Notice or otherwise specified by the Funding Agent in writing or, if no such date is specified in such Removal Notice or otherwise specified by the Funding Agent, until the earlier of a date agreed upon by the Portfolio Manager and the Funding Agent or a date specified by the Funding Agent in a written notice to the Portfolio Manager, and (ii) in the case of the resignation of the Portfolio Manager, until the Funding Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the Portfolio Manager pursuant to this
Section 13. The Funding Agent shall as promptly as practicable after the giving of a Removal Notice or such a resignation appoint another person or entity (which may be the Funding Agent, at its option, or such other person or entity as it may appoint) as a successor Portfolio Manager (the "SUCCESSOR PORTFOLIO MANAGER"). Such Successor Portfolio Manager shall accept its appointment by a written assumption in a form acceptable to the Funding Agent. In the event that a Successor Portfolio Manager has not been appointed or has not accepted its appointment or the applicable consents have not been received by the Funding Agent by the earlier of 30 days after the date of such Removal Notice or at the time when the Portfolio Manager ceases to act, the Funding Agent without further action shall automatically be appointed the Successor Portfolio Manager. At any time after such appointment, the Funding Agent, for the benefit of the Certificateholders, may (x) delegate any of its administrative or other obligations as Successor Portfolio Manager to an affiliate or agent in accordance with the terms of this Agreement (all compensation to such affiliate or agent being paid by, and being the sole responsibility of, the Funding Agent), or (y) resign as Portfolio Manager upon its appointment of, and the acceptance of such appointment by, a Successor Portfolio Manager pursuant to the terms hereof. Notwithstanding the foregoing, the Funding Agent shall, if it is legally unable so to act as Successor Portfolio Manager, petition a court of competent jurisdiction to appoint any established institution (other than the Funding Agent) as the Successor Portfolio Manager hereunder. The Portfolio Manager shall be entitled to be paid all amounts accrued and unpaid hereunder at the time such removal or resignation becomes effective pursuant hereto in accordance with the priorities set forth in Section 5.

          (d) PORTFOLIO MANAGERY TRANSFER. After receipt by the Portfolio Manager of a Removal Notice, and on the date that a Successor Portfolio Manager shall have accepted its appointment and all related consents shall have been received by the Funding Agent pursuant to clause (a) above, all authority and power of the predecessor Portfolio Manager under this Agreement shall pass to and be vested in such Successor Portfolio Manager (a "PORTFOLIO MANAGERY TRANSFER"), and thereupon (I) such Successor Portfolio Manager shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Portfolio Manager by the terms and provisions hereof (excluding any liabilities incurred by the predecessor Portfolio Manager or which arose from the actions or omissions of the predecessor Portfolio Manager), (II) all references in this Agreement to the Portfolio Manager shall be deemed to refer to such Successor Portfolio Manager, and (III) Such Successor

Portfolio Manager (including, to the extent applicable, the Funding Agent) shall be entitled to receive such fees and other compensation to which the Portfolio Manager is entitled hereunder. The predecessor Portfolio Manager agrees to cooperate, at its expense, with the Funding Agent and such Successor Portfolio Manager in (i) effecting the termination of the responsibilities and rights of the Portfolio Manager hereunder, including, without limitation, the transfer to such Successor Portfolio Manager of all authority of the Portfolio Manager to administer the Securities as provided under this Agreement, including all authority over all Cashflow which shall on the date of such Portfolio Managery Transfer be held by the Portfolio Manager for deposit to the Custodial Account, or which have been deposited by the Portfolio Manager to the Custodial Account, or which shall thereafter be received with respect to the Securities, and (ii) assisting the Successor Portfolio Manager until all servicing, management and administrative activities have been transferred to such Successor Portfolio Manager, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Portfolio Manager to verify collection records and reports made prior to the Portfolio Managery Transfer and (y) assisting the Successor Portfolio Manager in making the computer systems of the Portfolio Manager and the Successor Portfolio Manager compatible to the extent necessary to effect the Portfolio Managery Transfer. The Portfolio Manager shall, at its expense, within five Business Days of such Portfolio Managery Transfer, assemble each of the documents, instruments and other records (including computer tapes and discs) available to it or in its possession, which evidence the Securities and the other Pledged Collateral, and which are necessary or desirable to collect the Securities and the other Pledged Collateral and shall make the same available to the Successor Portfolio Manager or the Funding Agent or its designee at a place selected by the Successor Portfolio Manager and in such form as the Successor Portfolio Manager or the Funding Agent may reasonably request.

     (e) RELEASE. In no event shall the appointment and acceptance of a Successor Portfolio manager (including the succession of the Funding Agent to the role of the Portfolio manager pursuant to clause (c) above) release the predecessor Portfolio Manager from any liabilities (including without limitation, any indemnification obligation arising under Section 11) incurred by it or otherwise arising prior to, or arising from acts or omissions on it part occurring prior to, the effective date of the resignation or removal of such predecessor Portfolio Manager, or otherwise relating to the basis for any such removal. Except to the extent arising from a failure to perform its own obligations under the Transaction Documents, the Funding Agent shall not be liable for any acts or omission of any Portfolio Manager (including, without limitation, any Successor Portfolio Manager appointed by the Funding Agent pursuant to this Section 11) other than acts or omissions of the Funding Agent to the extent acting as Portfolio Manager hereunder.

     14. COMPENSATION OF PORTFOLIO MANAGER. The Portfolio Manager shall be entitled to receive as compensation for services rendered hereunder a fee equal to the product of (i) 0.25% per annum, times (ii) the average of the outstanding Invested Amount on the first and last day of the most recently ended Settlement Period assuming an actual over 360 day year. Such fee shall be paid in arrears on each Settlement Date with respect to the Settlement Period most recently ended. The Issuer acknowledges its understanding and agreement that any amounts invested in Short-Term Investments will be included in calculating the value of the Portfolio for purposes of computing the Portfolio Manager's fees as described above, and that such assets may also be subject to separate advisory and other fees and expenses charged by such funds which fees and expenses may be additional to any fees charged by the Portfolio Manager hereunder. Except as (a) set forth above or otherwise agreed upon by the parties and (b) permissible under applicable law, the Portfolio Manager shall not be compensated on the basis of a share of the capital gains on, or the capital appreciation of, the Securities in the Issuer's account or any portion thereof.

     15. ISSUER BROCHURE. The Issuer and the Funding Agent each acknowledge receipt of the Portfolio Manager's current disclosure brochure, Form ADV Part II.

     16.  MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     (b) NOTICES. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth below. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     IF TO THE ISSUER:

     212 CERTIFICATE COMPANY
     515 West Market Street, 8th Floor
     Louisville, Kentucky 40202
     Attention:  Robert L. Maddox, President
     Telephone:  (502) 540-2014
     Telecopy:   (502) 582-7903

     IF TO THE PORTFOLIO MANAGER:

     INTEGRITY CAPITAL ADVISORS, INC.

     515 West Market Street, 8th Floor
     Louisville, Kentucky 40202
     Attention:  Robert L. Maddox
     Telephone:  (502) 540-2014
     Telecopy:   (502) 582-7903

     IF TO THE FUNDING AGENT OR ANY CERTIFICATEHOLDER:

     THE CHASE MANHATTAN BANK
     450 West 33rd Street, 15th Floor
     New York, New York 10001
     Attention:  Andrew Taylor
     Telephone:  (212) 946-7861
     Telecopy:   (212) 946-7776

     IF TO THE CUSTODIAN:

     THE CHASE MANHATTAN BANK
     450 West 33rd Street, 15th Floor
     New York, New York 10001
     Attention:  Andrew Taylor
     Telephone:  (212) 946-7861
     Telecopy:   (212) 946-7776

     (c) SEPARABILITY. In case one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          (e) INTEGRATION; AMENDMENT. This Agreement and the other Transaction Documents referenced to herein is the entire agreement between the parties hereto and supersedes and replaces any previous discussions or agreements, written or oral, between the parties hereto. No term or provision of this Agreement may be amended, supplemented, waived or modified, except pursuant to an instrument in writing signed by the party or other person against whom enforcement of such amendment, supplement, waiver or modification is sought; PROVIDED that, until the Termination Date, no such amendment, supplement, waiver or modification shall be effective without the prior written consent of the Funding Agent.

          (f) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy granted or reserved herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, remedy or power hereunder or under law. No delay or omission by either party to exercise any right, power or remedy in connection with a default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of such default or acquiescence therein. The Issuer or the Funding Agent's forbearance in any particular case shall not be a waiver as to action that may be taken by the Issuer or the Funding Agent with regard to any future non-compliance.

          (g) CONFIDENTIALITY. (i) The Portfolio Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Funding Agent and the Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Portfolio Manager and its officers and employees may disclose such information to the Portfolio Manager's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Portfolio Manager may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and in connection with any publication permitted under Section 14(i) of the Face-Amount Certificate Agreement.

          (ii) Anything herein to the contrary notwithstanding, the Portfolio Manager hereby consents to the disclosure of any nonpublic information with respect to it (x) to the Funding Agent or the Certificateholders by each other, (y) by the Funding Agent or the Certificateholders to any prospective or actual assignee or participant of any of them or (z) by the Funding Agent to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Funding Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Funding Agent for the making of such disclosures generally to persons of such type. In addition, the Certificateholders and the Funding Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and to any person or entity in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents delivered in connection therewith and in connection with any restructuring or workout related to the Face-Amount Certificate Agreement, the Transaction Documents or such other documents following an Amortization Event.

          (h) BANKRUPTCY PETITION. (i) The Portfolio Manager hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of the Purchaser, it will not institute against, or join any other person or entity in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (ii) The Portfolio Manager hereby covenants and agrees that, prior to the date which is one year and one day after the Termination Date, it will not institute against, or join any other person or entity in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (i) HEADINGS. The headings and subheadings in the Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) AUTHORIZATION. Each party hereto represents and warrants that this Agreement and its execution has been duly authorized by any necessary and appropriate corporate or other action. In addition, the Issuer shall inform the Portfolio Manager of any event or occurrence that might affect the authority or the propriety of this Agreement.

          (k) SUBMISSION TO JURISDICTION. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of the Funding Agent or any Certificateholder to bring any action or proceeding against the Issuer, the Portfolio Manager or their respective properties in the courts of other jurisdictions to realize upon the Pledged Collateral or any other security for the obligations hereunder, or to enforce a judgment or other court order in favor of the Funding Agent or the Certificateholders.

          (l) WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or other Transaction Documents.

          (m) SERVICE OF PROCESS. The Issuer and the Portfolio Manager each hereby appoint CT Corporation located at 1633 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Funding Agent, any Certificateholder or any assignee of any of them.

          (n) FUNDING AGENT. (i) Chase acts as Funding Agent and as administrative agent for the Purchaser, as issuing and paying agent for the Purchaser's commercial paper notes, as provider of other backup facilities for the Purchaser, and may provide other services or facilities from time to time. Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank under the Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role (other than an actual conflict of interest arising from Chase's activities as custodian which has a material adverse effect on the Issuer), Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.



          (ii) Notwithstanding any provision of this Agreement: (i) the parties to this Agreement shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of any party hereto shall be read into this Agreement; and (ii) in no event shall any party hereto be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. No party to this Agreement, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including counsel for the Certificateholders), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Certificateholders, the Issuer, the Custodian or the Portfolio Manager for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents (except with respect to itself), (c) shall not be responsible to the Certificateholders, the Issuer or the Portfolio Manager for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (except with respect to itself), (d) shall incur no liability under or in respect of any of the Purchaser's obligations under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

          IN WITNESS WHEREOF, the parties hereto have caused this Investment Management Agreement to be entered into on the day and year first above written.


                                        INTEGRITY CAPITAL ADVISORS, INC.,
                                         as Portfolio Manager


                                        By: /s/ Barry G. Ward
                                           ------------------------------
                                        Name:
                                        Title: Controller


                                        212 CERTIFICATE COMPANY, as Issuer


                                        By: /s/ Robert L. Maddox
                                           --------------------------------
                                           Name: Robert L. Maddox
                                           Title: President


                                        THE CHASE MANHATTAN BANK,
                                         as Funding Agent for the benefit of
                                         the Certificateholders


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Investment Management Agreement to be entered into on the day and year first above written.


                                        INTEGRITY CAPITAL ADVISORS, INC.,
                                         as Portfolio Manager


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        212 CERTIFICATE COMPANY, as Issuer


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK,
                                         as Funding Agent for the benefit of
                                         the Certificateholders


                                        By: /s/ Andrew Taylor
                                           ----------------------------------
                                           Name:   Andrew Taylor
                                           Title:  Vice President

                                                                     EXHIBIT A



                             INVESTMENT GUIDELINES

                              ARM Financial Group
                        SHORT-TERM PORTFOLIO GUIDELINES

-----------------------------------------------------------------------------
                                          Min./Max/     Max. Per     Max. Per
ASSET CLASS                                 Exp.         Issue        Issuer
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


U.S. Government & Agencies                 0/100%     unlimited    unlimited
-----------------------------------------------------------------------------
Mortgage-backed Securities
     Agency CMOs                            0/50%         5%           9.5%
     Non-agency CMOs (residential)          0/50%         5%           9.5%
     Non-agency CMOs (commercial)(1)        0/10%         5%           9.5%
     Agency Pass Throughs                   0/50%         5%           9.5%
     Support Tranches                       0/10%         5%           9.5%
-----------------------------------------------------------------------------
Asset-backed Securities                     0/30%         5%           9.5%
     Auto Loans
     Credit Card Receivables
     Home Equity
     Manufactured Housing
-----------------------------------------------------------------------------
Corporate Debt(2)                           0/60%         5%            5%
     Industrials
     Telecommunications
     Utilities
     Banks
     Finance Companies
-----------------------------------------------------------------------------
144A Private Placements(3)                  0/30%      2.5%           2.5%
-----------------------------------------------------------------------------
Foreign Debt                                0/20%      2.5%           2.5%
     (U.S. Dollar Denominated only)
-----------------------------------------------------------------------------
Non-Investment Grade Securities(4)           0/5%        1%             1%
     (No lower than BB/NAIC "3" rated)
-----------------------------------------------------------------------------
Cash and Cash Equivalents(6)               0/100%        5%             5%
-----------------------------------------------------------------------------
Non-Speculative Hedging Instruments(5)       0/3%        1%             1%
-----------------------------------------------------------------------------

     (1) Investment grade securities only.
     (2) No industry can exceed 35% of the portfolio
     (3) There cannot be any prohibition of sale on any Private Placement security purchased
     (4) Can also include non-investment grade, U.S. dollar denominated foreign debt. Foreign debt must be issued by OECD countries.
     (5) Caps, floors, swaps only. Counterparties must be AA rated.
         Caps & Floors: the lesser of purchase cost or market value. Swaps:
         Absolute Value of the Market Value. Any derivative position must be used for hedging only, and must result in the portfolio still being in compliance with all other investment guidelines.
     (6) 10% Maximum Issue/Issuer during 90 day ramp up period for A1/P1 Securities or better.

Short-term Portfolio Guidelines
Page Two


GENERAL

1.   The average effective duration of the portfolio cannot exceed 1.75 years.
2.   The average credit quality of the portfolio cannot be less than AA/NAIC
     "1".
3. The portfolio cannot contain investments in real estate, direct commercial mortgages, common stocks, leveraged futures or other leveraged/speculative derivatives.
4. Any derivative position must be used for hedging only and must result in the portfolio still being in compliance with all other investment guidelines.

PORTFOLIO OBJECTIVE

Maintain a high quality, liquid, short duration portfolio which generates a consistent and stable return in excess of the liability cost of funds.

AGGREGATE PORTFOLIO RISK PARAMETERS

The Average effective duration of the portfolio cannot exceed 1.75 years.
The average effective duration is calculated as the weighted average of the effective duration of the individual securities within the portfolio weighted by their respective market values. Effective duration measures the price sensitivity of a security for a given change in interest rates, incorporating any projected variability in the security's cashflows for the stated change in interest rates.

The average credit quality of the portfolio cannot be less than AA/NAIC "1". The average credit quality is calculated as the weighted average of the credit quality of the individual securities within the portfolio weighted by either their respective book values, or market values as appropriate per the custodial arrangement. The individual security credit quality will be as currently evaluated by either Moody's or Standard & Poor's.

The average credit quality is calculated by assigning a numeric value of each rating. For example, the highest quality category of Governments is assigned a value of 2, Agency securities receive a value of 3, Aaa/AAA 4, Aa1/AA+5, Aa2/AA 6, Aa3/AA-7 and so on. If an individual security is evaluated by both Moody's and Standard & Poor's, the lower rating will be used in computing the average. The weighted average numerical value is rounded and translated back to an average credit quality rating, i.e. an average rating of 6.4 would translate to an AA rating, and an average rating of 6.6 would equate to AA-. Based on the above, the average numerical value must be less than or equal to
6.5 to be in compliance with the stated investment guidelines.

                             PERMITTED ASSET CLASSES

U.S. GOVERNMENT AND AGENCY SECURITIES
A debt security issued by the United States Treasury Department or an agency created and sponsored by the United States government.

MORTGAGE-BACKED SECURITIES
Ownership claim in a pool of mortgages or an obligation that is secured by such a pool.

     AGENCY CMOs
     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into at least two classes or tranches.

     NON-AGENCY CMOs
     Securitization of a pool of first liens on residential mortgages which do not conform to agency (GNMA, FNMA or FHLMC) underwriting guidelines, or a pool of commercial loans into at least two classes or tranches.

     AGENCY PASS THROUGHS

     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into one class, which pays monthly interest and principal passed directly from the debtor to the investor through an intermediary.

     SUPPORT TRANCHES
     CMO classes that receive principal payments only after scheduled payments have been made on specified PAC, TAC and/or Scheduled bonds for each payment date.

ASSET-BACKED SECURITIES
Securitization of a pool of collateral into at least two classes or tranches. Acceptable collateral includes auto loans, credit card receivables, home-equity loans or manufactured housing loans.

CORPORATE DEBT
Debt which is registered with the SEC and issued by either a corporation or a public utility.

144A PRIVATE PLACEMENTS
Private unregistered security issued under SEC Rule 144A.

PRIVATE PLACEMENTS
Privately negotiated debt transactions between an issuer and buyer. Not permitted.

FOREIGN DEBT
Debt issued by a legal entity incorporated outside of the United States. Only U.S. dollar denominated securities are permitted.

NON-INVESTMENT GRADE SECURITIES
A security with a credit quality rating of BB+ or lower. Only securities currently rated at least BB/NAIC "3" are permitted.

CASH AND CASH EQUIVALENTS
Short-term debt such as listed below, with a stated maturity within 270 days from date of purchase, rated at least A-1/P-1 or the equivalent:

     - U.S. Government or Agency Securities
     - Certificates of Deposit
     - Commercial paper
     - Bankers acceptances
     - Repurchase agreements
     - Corporate debt rated AA or better
     - Money market funds
     - Loan participation notes; provided the notes are issued by A1/P1 companies and administered through A1/P1 banks.
     - Bank One Money Market Deposit Account

During the 90 day ramp up period after closing, these investments can be made in A2/P2 securities as long as the overall portfolio credit quality and duration requirements met.

                                                                EXHIBIT B

                    INVESTMENT PORTFOLIO MANAGER AGREEMENT

                      INVESTMENT SERVICES AGREEMENT
                      -----------------------------

     This is an INVESTMENT SERVICES AGREEMENT (this "Agreement") made effective as of the 24th day of April, 1998, by and between INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation ("Company"), and ARM CAPITAL ADVISORS, LLC, a Delaware limited liability company ("Advisor") which is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

                                   RECITALS

     WHEREAS, certain subsidiaries (the "Subsidiaries") of ARM Financial Group, Inc. ("ARM"), as identified on Appendix A hereto (as such Appendix A may be revised by Company from time to time), have allocated all or a portion of their assets to one or more segregated custodial accounts with account numbers as designated by ARM in writing from time to time (the "Accounts") maintained with Chase Manhattan Bank and/or such other banks as designated by ARM in writing from time to time (the "Custodians"); and

     WHEREAS, Company has agreed to provide investment services with respect to the assets in the Accounts, but has reserved the right to sub-contract such investment services to an affiliate or third party; and

     WHEREAS, Advisor's management has extensive experience in asset/liability and investment portfolio management and supervision; and

     WHEREAS, in order to achieve certain operating economies and improve the investment services to the benefit of the Subsidiaries and the Subsidiaries' policyholders and/or face amount certificateholders, Company desires to retain Advisor to supervise and manage the assets now or hereafter contained in the Accounts; and

     WHEREAS, Company and Advisor wish to assure that all charges incurred hereunder are reasonable and in accordance with the requirements of the Advisers Act, the Investment Company Act of 1940, the appropriate investment provisions of the applicable state of domicile for each of the Subsidiaries, and all other applicable laws, rules and regulations (collectively, "Laws"); and

     WHEREAS, Company and Advisor wish to identify the investment advisory services to be rendered by Advisor, and to provide a method for determining the fees to be paid by Company in connection with such services;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Company and Advisor agree as follows:

     1. PERFORMANCE OF SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Advisor agrees, to the extent requested by Company, to perform diligently and in a manner consistent with past practice the investment advisory services as set forth in Appendix B attached hereto and made a part of this Agreement (collectively, the "Services") with respect to the assets now or hereafter contained in the Accounts. All charges for services incurred hereunder shall be reasonable and in accordance with or as required by any Laws. Advisor agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

        (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Advisor utilizes its personnel to perform the services pursuant to this Agreement, such personnel shall be subject to Advisor's direction and control, and Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally required employer contributions, tax obligations or other obligations. No facility of Advisor used in performing services for Company shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

        (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgement by Advisor, Advisor shall perform such services in accordance with any standards and guidelines which Company develops and communicates to Advisor in writing. In performing any services hereunder, Advisor shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company and the Subsidiaries.

        (c) CONTROL. The performance of services by Advisor for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company or Advisor by their respective Boards of Directors. Advisor shall act hereunder so as to assure the maintenance of the operational controls and the separate operating identity of Company.

     2. CHARGES. Company agrees to pay to Advisor for services provided by Advisor pursuant to this Agreement the fees set forth on Appendix C attached hereto (as such Appendix may be revised by the parties hereto from time to time).

     3. PAYMENT. Advisor shall periodically submit to Company a written statement of the amount owed by Company for services rendered pursuant to this Agreement for the appropriate period, and Company shall pay such amount to Advisor within thirty (30) days of such written statement.

     4. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Advisor an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as are available to or have been requested by Company pursuant to this Agreement. It is also understood and agreed that Advisor's services are not exclusively for Company. Advisor shall remain free to provide services to other persons, pursuant to objectives which may or may not be similar to the strategy adopted as appropriate for Company.

     5. CONFIDENTIALITY. In rendering its services hereunder, Advisor may be furnished with information concerning the Company's businesses and affairs ("Confidential Information"). Advisor agrees (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information and (b) not to use Confidential Information for any purpose other than rendering services hereunder.

     6. CONTACT PERSONS. Company and Advisor each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth in Section 11 of this Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     7. TERMINATION. This Agreement may be terminated by either party hereto at any time, upon 180 days' or more advance written notice. No penalty shall be charged to Company upon termination of this Agreement, and following any such termination Advisor shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company and/or the Subsidiaries.

     8. NO ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto. Except as and to the extent specifically provided in this Agreement or as required by applicable Laws, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable; and the representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of, the parties hereto, their, and each of their, successors respectively.

     9. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Advisor shall act as an independent contractor, and any duties of Advisor arising hereunder shall be owed exclusively to Company.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed entirely within that State.

     11. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when actually given (orally or in writing) or when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:

     (a)  If to Company to:

          ARM Financial Group, Inc.
          515 West Market Street, 4th Floor
          Louisville, KY 40202-3271
          Telecopier: (502) 582-7995
          Attention: Robert H. Scott

     (b)  If to Advisor to:

          ARM Capital Advisors, LLC
          200 Park Avenue, 20th Floor
          New York, New York 10166
          Telecopier: (212) 973-2201
          Attention: Emad A. Zikry

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.


     12. COMPLIANCE WITH LAWS. Advisor shall at all times comply with the terms of this Agreement and all applicable Laws.


     13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Advisor or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     14. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


     15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     16. INTEGRATION. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral agreements related to the matters referenced herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.


                                       INTEGRITY CAPITAL ADVISORS, INC.


                                       By: /s/ Robert H. Scott
                                          --------------------------------
                                       Name:  Robert H. Scott
                                       Title: General Counsel



                                       ARM CAPITAL ADVISORS, LLC


                                       By: Christopher T. Kracke
                                          -------------------------------
                                       Name:  Christopher T. Kracke
                                       Title: Chief Financial Officer

                                  APPENDIX A

                                 SUBSIDIARIES

                            312 Certificate Company

                                   APPENDIX B

                          INVESTMENT ADVISORY SERVICES

     Subject to the terms, conditions and limitations of this Agreement and the supervision by the Subsidiaries' Boards of Directories of the assets now or hereafter contained in the respective Accounts, Advisor shall provide the following services:

     1. Except as otherwise expressly provided herein, Advisor shall be free to buy, sell, exchange, convert, or otherwise trade the assets now or hereafter contained in the Accounts in the exercise of its sole discretion, provided Advisor acts in a manner consistent with any and all written direction received from Company as to each of the Investment Policies adopted by the Board of Directors of the respective Subsidiaries, as the same may be modified from time to time. Advisor shall acquire or dispose of any specific investment if so directed by the Company and/or the Board of Directors of the applicable Subsidiaries.

     2. All investments made by Advisor shall be in those classes of investments as permitted or required by any Laws; PROVIDED, HOWEVER, that nothing contained herein shall authorize Advisor to purchase or dispose of, without the applicable Subsidiaries' prior written approval, any interest in real property or mortgages.

     3. In the course of its investment advisory services activity, Advisor MAY NOT pledge, mortgage or hypothecate the assets in the Accounts, or enter into any investment which would violate any Laws.

     4. Advisor shall not at any time have custody or possession of any of the assets in the Accounts. Custody and possession of any and all assets in the Accounts shall at times be maintained in one or more segregated custodial accounts maintained with the Custodians and held on behalf of and in the name of the respective Subsidiaries. All transactions authorized by this Agreement shall be carried out through such custodial accounts maintained with the Custodians. Advisor shall not be responsible for any act or omission of the Custodians thereunder.

                                  APPENDIX C

                              SCHEDULE OF FEES

     COMPUTATION OF FEES. Company shall have the right to engage Advisor to perform the above described investment management services at an annualized cost of (A) twenty basis points (.0020) times the first $100 million of the average market value of assets under management, (B) seven basis points (.0007) times the average market value of assets under management in excess of $100 million and up to $2 billion, (C) six basis points (.0006) times the average market value of assets under management in excess of $2 billion and up to $3 billion, and (D) five basis points (.0005) times the average market value of assets under management in excess of $3 billion. Such fee to be calculated and payable on the average of the market value of all assets in the Accounts on the first and last days of each calendar month.

                                                                      EXHIBIT C

                             FORM OF WEEKLY REPORT

                                                          Weekly Report


SUMMARY INFORMATION:

     Purchase Limit        $       500,000,000               Liquidity Termination Date:
                           -------------------                                              ----------
     Weekly Period Ended:                (Date)      Payment Due Date, if any, to Issuer:   (Date + 5
                           -------------------                                              ----------
     Date Due to Agent     (Date + 3 Bus. Days)                                             Bus. Days)
                           -------------------


-----------------------------------------------------------------------------------------------------
I.   RECONCELLATION OF INVESTED AMOUNT
-----------------------------------------------------------------------------------------------------
     A. BEGINNING PERIOD INVESTED AMOUNT                                                        $0.00
     B. INSTALLMENT PURCHASES DURING PERIOD                                                     $0.00
     C. PARTIAL AMORTIZATIONS                                                                   $0.00
     D. ENDING PERIOD INVESTED AMOUNT (A+B-C)                                                   $0.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
II.  RECONCILLATION OF THE PORTFOLIO'S FAIR MARKET VALUE (FMV)
-----------------------------------------------------------------------------------------------------
     A. BEGINNING PERIOD FMV OF SECURITIES AND SHORT-TERM INVESTMENTS                           $0.00
     B. ENDING PERIOD FMV OF SECURITIES AND SHORT-TERM INVESTMENTS                              $0.00
     C. ENDING PERIOD FREE CASH BALANCE IN CUSTODIAL ACCOUNT                                    $0.00
     D. ENDING PERIOD TOTAL PORTFOLIO FMV (B+C)                                                 $0.00
     E. CHANGE IN FMV OF SECURITIES AND SHORT-TERM INVESTMENTS (A-B)                            $0.00
     F. ENDING PORTFOLIO FMV/ENDING INVESTED AMOUNT (D/I.D)                                     $0.00
     G. SHORTFALL AMOUNT (I.D-D, IF DIFFERENCE >3%); DUE FROM SWAP PROVIDER TO ISSUER           $0.00
-----------------------------------------------------------------------------------------------------

                                                                    Exhibit D
                                                                    ---------

                                FORM OF SETTLEMENT REPORT

                                                          Settlement Report


SUMMARY INFORMATION:

  Purchase Limit:          $       500,000,000               Liquidity Termination Date:
                           -------------------                                              ----------
  Settlement Period Ended:      31-May-98                         Applicable LIBOR Rate:
                           -------------------                                              ----------
  Date Due to Agent:        (Settlement Date)                        Blended LIBOR Rate:
                           -------------------                                              ----------


-------------------------------------------------------------------------------------------------------
I.    RECONCILIATION OF INVESTED AMOUNT
-------------------------------------------------------------------------------------------------------
      A. BEGINNING PERIOD INVESTED AMOUNT                                                        $0.00
      B. INSTALLMENT PURCHASES DURING PERIOD                                                     $0.00
      C. PARTIAL AMORTIZATIONS                                                                   $0.00
      D. ENDING PERIOD INVESTED AMOUNT (A+B-C)                                                   $0.00
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
II.   RECONCILIATION OF THE PORTFOLIO'S FAIR MARKET VALUE (FMV)
-------------------------------------------------------------------------------------------------------
      A. BEGINNING PERIOD FMV OF SECURITIES AND SHORT-TERM INVESTMENTS                           $0.00
      B. ENDING PERIOD FMV OF SECURITIES AND SHORT-TERM INVESTMENTS                              $0.00
      C. ENDING PERIOD FREE CASH BALANCE IN CUSTODIAL ACCOUNT                                    $0.00
      D. ENDING PERIOD TOTAL PORTFOLIO FMV (B+C)                                                 $0.00
      E. CHANGE IN FMV OF SECURITIES AND SHORT-TERM INVESTMENTS (A-B)                            $0.00
      F. ENDING PORTFOLIO FMV/ENDING INVESTED AMOUNT (D/I.D)                                      0.00%
      G. SHORTFALL AMOUNT (I.D-D, IF DIFFERENCE GREATER THAN 3%); DUE FROM SWAP PROVIDER         $0.00
      H. SURPLUS AMOUNT (I.D-D, IF FMV GREATER THAN INV. AMT.)                                   $0.00
-------------------------------------------------------------------------------------------------------
        Surplus Amount can be paid to either the Issuer or the Parent, at the Issuer's discretion.

-------------------------------------------------------------------------------------------------------
III.  SETTLEMENT PERIOD PORTFOLIO BOOK INCOME DETERMINATION
-------------------------------------------------------------------------------------------------------
      A. INTEREST INCOME RECEIVED                                                                $0.00
      B. LESS: ACCRUED INTEREST PAID                                                             $0.00
      C. PLUS: ACCRUED INCOME ON PORTFOLIO AT END OF PERIOD                                      $0.00
      D. LESS: ACCRUED INCOME ON PORTFOLIO AT BEGINNING OF PERIOD                                $0.00
      E. PLUS: ACCRETION OF DISCOUNT                                                             $0.00
      F. LESS: AMORTIZATION OF PREMIUMS                                                          $0.00
      G.     BOOK INCOME (A-B+C-D+E-F)                                                           $0.00
      H.     BOOK INCOME BLENDED LIBOR EQUIVALENT (BLENDED LIBOR+__bps)
-------------------------------------------------------------------------------------------------------

IV.   PRIORITY OF PAYMENTS
-------------------------------------------------------------------------------------------------------
      A. TO ISSUER, FOR ACCRUED AND UNPAID FRANCHISES TAXES PAYABLE                              $0.00
      B. IF APPLICABLE, TO ALTERNATE PORTFOLIO MANAGER                                           $0.00
      C. TO CUSTODIAN, FOR ACCRUED AND UNPAID FEES                                               $0.00
      D. TO AGENT, FOR PAYMENT OF CERTIFICATE YIELD                                              $0.00
      E. TO, AGENT, FOR REIMBURSEMENT OF OTHER ACCRUED FEES                                      $0.00
      F. TO ISSUER, FOR ACCRUED AND UNPAID OPERATING EXPENSES                                    $0.00
      G.     PROGRAM COST SUBTOTAL                                                               $0.00
      H.     PROGRAM COST LIBOR EQUIVALENT (BLENDED LIBOR+__ bps)                                 0.00
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
V.    REQUIRED SWAP PAYMENT (IF ANY) BY SWAP PROVIDER:
        PROGRAM COST SUBTOTAL - BOOK INCOME (IV.G-III.G)                                        $0.00
        APPROXIMATE LIBOR SPREAD (bps) (IV.H-III.H)                                              0.00
-------------------------------------------------------------------------------------------------------

                                                                    Page 1

                                                              Settlement Report

-------------------------------------------------------------------------------------------------------
VI.   BOOK INCOME AVAILABLE FOR DISTRIBUTIONS
-------------------------------------------------------------------------------------------------------
      A. BOOK INCOME (III.G)                                                                     $0.00
      B. LESS: PROGRAM COST SUBTOTAL (IV.G)                                                      $0.00
      C. LESS: PORTFOLIO MANAGER FEE (.0025/12*((I.A+I.D)/2))                                    $0.00
      D. BOOK INCOME AVAILABLE TO SWAP PROVIDER                                                  $0.00
            (PROVIDED FMV GREATER THAN  INV. AMT.)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
VII.  PORTFOLIO MONITORING
-------------------------------------------------------------------------------------------------------
                                                                                     Termination
                                                                        Actual          Trigger
                                                                        ------       -----------
      A. PORTFOLIO WEIGHTED AVERAGE CREDIT QUALITY                                   LESS THAN AA
      B. PORTFOLIO AVERAGE EFFECTIVE DURATION                                        GREATER THAN 1.75
      C. PERCENTAGE FIXED RATE COUPONS IN PORTFOLIO                                  GREATER THAN 60%
      D. IN COMPLIANCE?                                                 YES
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
VIII. PAYMENT SUMMARY SECTION:
-------------------------------------------------------------------------------------------------------
      A. TO ISSUER (IV.A+IV.F):                                                                  $0.00
      B. TO CUSTODIAN (IV.C):                                                                    $0.00
      C. TO AGENT (IV.D+IV.E):                                                                   $0.00
      D. TO PORTFOLIO MANAGER (VI.C):                                                            $0.00
      E. TO SWAP PROVIDER (VI.D):                                                                $0.00
      F. TO ISSUER OR PARENT, IF AVAILABLE, AT ISSUER'S DISCRETION (II.H):                       $0.00
-------------------------------------------------------------------------------------------------------


This Compliance Certificate is furnished pursuant to that certain Face Amount
Certificate Agreement (the "Agreement") dated as of             , 1998, among
                 , (the "Issuer"),                   (the "Certificateholder")
and                  , as agent for such Certificateholder.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected officer of the Issuer.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Issuer during the Settlement Period covered by this Settlement Report.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Material Adverse Effect, as each such term is defined under the Agreement, during or at the end of the Settlement Period covered by this Settlement Report or as of the date of my signature, except as set below; and

4. This Settlement Report sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete, and correct.

5. Described on an attached sheet are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Issuer has taken, is taking, or proposes to take with respect to each such condition or event;

   The foregoing certifications, together with the computations set forth in this Settlement Report are made and delivered this ____ day of ________, 19__.

                                                --------------------------------

                                                               Exhibit E
                                                               ---------

                      FORM OF MONTHLY COMPLIANCE REPORT

                                                  Monthly Compliance Report


SUMMARY INFORMATION:

                          Purchase Limit:           $500,000,000            Liquidity Termination Date:
                                                    ------------                                        ---------------------
     As of Last Day of Settlement Period:              (Date)
                                                    ------------
         Due to Agent on Settlement Date:              (Date)
                                                    ------------

                                                                  Maximum       Actual      Maximum        Actual
                                       Maximum       Actual      Per Issue    Per Issue    Per Issuer    Per Issuer
Asset Class                            Exposure     Exposure     Exposure     Exposure      Exposure      Exposure
-----------                            --------     --------     ---------    ---------    ----------    ----------
U.S. Government & Agencies                 100%                     n/a                        n/a

Mortgage-backed Securities
  Agency CMOs                               50%                         5%                        9.5%
  Non-Agency CMOs (residential)             50%                         5%                        9.5%
  Non-Agency CMOs (commercial)              10%                         5%                        9.5%
  Agency Pass Throughs                      50%                         5%                        9.5%
  Support Tranchee                          10%                         5%                        9.5%

Asset-backed Securities                     30%                         5%                        9.5%
  Auto Loans
  Credit Card Receivables
  Home Equity
  Manufactured Housing

Corporate Debt                              60%                         5%                         .5%
  Industries
  Telecommunications
  Utilities
  Banks
  Finance Companies

144A Private Placements                     30%                       2.5%                        2.5%

Foreign Debt                                20%                       2.5%                        2.5%

Non-Investment Grade Securities              5%                         1%                          1%

Cash & Cash Equivalents                    100%                         5%                          5%

Non-Speculative Hedging Instruments          3%                         1%                          1%


                            [COMPLIANCE PARAGRAPH]
                                                                                                             Page 1





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